UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2018

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2018, miraDry, Inc. (formerly known as Miramar Labs, Inc.) (“miraDry”), a Delaware corporation and wholly-owned subsidiary of Sientra, Inc. (the “Company”), entered into a First Amendment to the Lease (the “Lease Amendment”), effective October 9, 2018 with IPX Walsh Bowers Investors, L.P. (the “Landlord”). The Lease Amendment amends the Lease dated December 16, 2013, as amended (collectively, the “Lease”), for the office space located at 2845 Bowers Avenue, 2855 Bowers Avenue, and 2790 Walsh Avenue, Santa Clara, California containing approximately 29,256 rentable square feet (the “Premises”). The Lease Amendment extends the term for the Lease for a period of sixty-two (62) months until its new expiration on July 31, 2024. Pursuant to the Lease Amendment, miraDry agreed to provide an amendment to its existing letter of credit in the amount of $295,067 to extend the expiration date of such letter until September 30, 2024.

The foregoing description of the terms of the Lease Amendment is qualified in its entirety by reference to the text of such document, a copy of which will be filed by the Company in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: October 19, 2018	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief
Executive Officer